SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 28, 2005


                             THE PROJECT GROUP, INC.
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               (Exact name of registrant as specified in Charter)


               Nevada                        0-28445             90-0147943
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   (State or other jurisdiction of       (Commission File     (IRS Employer
   incorporation or organization)              No.)          Identification No.)


                    333 N. Sam Houston Parkway E., Suite 275
                              Houston, Texas 77060
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               (Address of Principal Executive Offices)(Zip Code)


                                  281-445-3333
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                            (Issuer Telephone number)



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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Other Events

On February 28, 2005, The Project Group, Inc. entered into a Limited Consulting Agreement with Jeffery Goddard, through TVA Productions. Pursuant to the terms of the Limited Consulting Agreement, Mr. Goddard and TVA Productions will develop and implement a MediaBlitz!(R) campaign designed to build brand awareness for the company and its services, including services of its RFID subsidiary. Services to be provided pursuant to the campaign include television, print, radio and internet placement. The term of the engagement will last for eight months or until all contracted services have been delivered. Under the terms of the Limited Consulting Agreement, the company will pay to Mr. Goddard a total of $325,000 to be paid in stock of the company in three installments subject to the company's right to terminate the agreement before the second installment is due.

Item 9.01.  Financial Statements and Exhibits.

      (c)   Exhibits

            10.1 Limited Consulting Agreement with Jeffery Goddard, dated February 28, 2005

            99.1 Press release, dated February 28, 2005, announcing launch of MediaBlitz!(R) campaign

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE PROJECT GROUP, INC.

Dated:  March 2, 2005
                                             By: /s/ Craig Crawford
                                                 -------------------------------
                                                 Craig Crawford
                                                 President


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